Exhibit 23.1

MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this Registration Statement of Wireless Age Communications, Inc. and subsidiaries on Form SB-2/A (Amendment No. 4 of previously filed SB-2) of (i) our report dated March 22, 2006, appearing in the Annual Report on Form 10-KSB for the years ended December 31, 2005 and 2004 and (ii) to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Toronto, Canada
December 28, 2006

/s/ Mintz & Partners LLP
MINTZ & PARTNERS LLP
Chartered Accountants